Exhibit 10.63
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT by and between BIOGEN IDEC INC., (the “Company”), and Cecil B. Pickett (the “Executive”), dated as of October 28, 2008.
     WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of June 21, 2006 (the “June 21, 2006 Agreement”); and
     WHEREAS, the Executive and the Company desire to amend the June 21, 2006 Agreement as set forth herein.
     NOW, THEREFORE, it is hereby agreed as follows:
1.	Attachment D of the June 21, 2006 Agreement is hereby amended and restated in the following manner:
•	Strike the phrase in the first paragraph “which is not promptly cured after written notice.”

•	Add the following language to the end of the first paragraph:

; or (F) an Involuntary Employment Action as defined in connection with a Corporate Transaction or Change in Control (defined in the 2008 Omnibus Plan). Prior to your termination of employment, you must notify the Chief Legal Counsel or the Head of Human Resources of Biogen Idec in writing of the basis you are terminating your employment in connection with sections (A) through (F) of this paragraph. This written notice must be given to the Company within one year of the circumstances giving rise to you terminating your employment and Biogen Idec will have up to 30 days after the date of your notice to cure such circumstances.
Signed:

/s/ Cecil B. Pickett Cecil B. Pickett (Executive)	10/28/08 Date

/s/ Craig E. Schneier Craig E. Schneier (on behalf of the Company)	10/30/08 Date